PLACEMENT AGREEMENT

This Agreement is made and entered into as of this 17th day of January 2007 by and between Charles Morgan Securities, Inc. ("CMS") and Mach One Corporation ("the Company").

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

 Purpose: The Company hereby engages CMS for the term specified in Paragraph 2 hereof to act as placement agent pursuant to the terms and conditions set forth herein in connection with a proposed private placement of an additional $250,000 in convertible promissory notes (the "Securities") to a limited number of accredited investors (the "Offering").

2.

Term:

This Agreement shall be effective from the date hereof for 120 days, unless extended by the parties.

3.

 Disclosure of Information. Except as contemplated by the terms hereof or as required by applicable law, CMS shall keep confidential all material non-public information provided to it by the Company, and shall not disclose such information to any third party, other than such of its employees and advisors as CMS determines to have a need to know.

4.

Closing; Placement and Fees.

(a) Conditions to CMS's Obligations. The obligations of CMS hereunder are subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof, and, as of the closing date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(i)

Due Qualification or Exemption. (A) The Offering contemplated by this Agreement shall become qualified or be exempt from qualification under the securities laws of the jurisdictions in which the Securities are contemplated to be offered not later than the closing date, subject to any filings to be made thereafter and (B) at the applicable closing date no stop order suspending the sale of the Securities shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

(ii)

No Material Misstatements. None of the materials disseminated by the Company to potential investors shall contain any untrue statement of fact, or omit to state a fact or other material required to be stated therein, which is necessary to make the statements, in light of the circumstances under which they were made, not misleading;

(iii)

Compliance with Agreements. The Company shall have complied with all agreements and satisfied all conditions on its part to be performed as a condition to the sale of the Securities prior to each Closing;

(iv)

Corporate Action. The Company shall have taken all corporate action necessary in order to permit the valid execution, delivery and performance of the

Promissory Notes by the Company, including, without limitation, obtaining the approval of the Company's board of directors, for the execution and delivery of the Promissory Notes, the performance by the Company of its obligations hereunder and the Offering contemplated hereby, as well as any necessary restructuring of the capital structure of the Company required by CMS;

(c)

Blue Sky. The Company shall take such action as is necessary to qualify the Securities for sale to the Investors under applicable securities (or "blue sky") laws of the states of the United States (or to obtain an exemption from such qualification).

(d)

Placement Fees and Expenses. Upon Closing, the Company shall pay to CMS (to be paid directly from the escrowed funds raised) a commission (the "Cash Commission") equal to ten percent (10%) of the aggregate purchase price of the Securities sold to such investor, plus an additional three percent (3%) of the purchase price for non-accountable expenses ("Non-Accountable Expense Fee"). The Company shall also pay all expenses in connection with qualifying the Securities for sale to the Investors under applicable securities or blue sky laws of the states of the United States (or in obtaining an exemption from such qualification).

In addition to the Cash Commission and the Non-Accountable Expense Fee, the Company shall also receive One Million (1,000,000) shares of Mach One Corporation (MNCN) common stock. Such stock will be unregistered. All such shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges. This stock will be paid to CMS or its assigns., as may be permitted, upon the closing of the offering.

5.

 Expenses of CMS and its counsel: In addition to the fees payable hereunder, and regardless of whether any transaction set forth above is consummated, the Company shall reimburse CMS for all fees and disbursements of CMS's legal counsel in an amount of $7,500 payable to Schrader & Schoenberg, LLP. This fee is non-inclusive of any fees which may be incurred in connection with counsel's performance of its duties as an escrow agent to hold certain shares of stock in connection with the transaction. This legal fee is payment solely for work performed on behalf of CMS in connection with preparing the transaction documents and administering the closing of the second $250,000 round of financing. Schrader & Schoenberg, LLP does not in any fashion represent the Company.

6.

 Liability of CMS: The Company acknowledges that all opinions and advice (written or oral) given by CMS to the Company in connection with CMS's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of CMS to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to CMS, or use CMS's name in any annual reports or any other reports or releases of the Company (except as required by Iaw) without CMS's prior written consent.

7.

 CMS's Services to Others: The Company acknowledges that CMS is in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict CMS in conducting such business with respect to others, or in rendering such advice to others.

8.

Representations and Warranties of the Company. The Company represents and warrants to CMS that:

(a)

Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect.

(b)

Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof; (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Securities) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required; (iii) this Agreement has been duly executed by the Company; and (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

(c)

Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms of this Agreement, wi11 be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will not impose personal liability on the holders thereof

(d)

No Conflicts; No Violation. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture, patent, patent license, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect).

(e)

The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational documents and the Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a material adverse effect.

(f)

The Company is not conducting its business in violation of any law, ordinance or regulation of any governmental entity, the failure to comply with which would, individually or in the aggregate, have a material adverse effect.

(g)

Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of, or make any filing or. registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Securities in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

9.

Indemnification: The placement agent and the Company have executed and delivered an indemnity letter, the form of which is attached hereto as Exhibit A. The placement agent and Company have entered into this Agreement in reliance on the indemnities set forth in such indemnity letter and the terms of the letter shall be considered to be part of this Agreement.

10.

Severability: Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement.

11.

Miscellaneous:

(a)

This Agreement between the Company and CMS constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

(b)

Any notice or communication permitted or required hereunder be in writing and shall be deemed sufficiently given if hand-delivered or sent postage prepaid by registered mail, return receipt requested, or by a recognized overnight courier service.

(c)

This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

(d)

This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document and a facsimile copy of a signed counterpart shall be deemed an original.

(e)

No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

(f)

This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

CHARLES MORGAN SECURITIES, INC.

By:

Paul E. Taboada, President

MACH ONE CORPORATION

By:

Weymann Cheng, CEO

EXHIBIT A

December 21, 2006

CHARLES MORGAN SECURITIES, INC. 120 Wall Street

16th Floor

New York, New York 10005

Ladies and Gentlemen:

In connection with the engagement by Mach One Corporation (the "Company") of CHARLES MORGAN SECURITIES, INC. (the "Placement Agent") as the Company's financial advisor and investment banker, the Company hereby agrees to save, defend, indemnify and hold the Placement Agent and its affiliates, and the directors, officers, partners, shareholders, agents and employees of the Placement Agent (collectively the "Indemnified Persons"), harmless from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including, but not Iimited to, fees and expenses of counsel) which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with our engagement of the Placement Agent pursuant to the Placement Agreement, of even date herewith, between the Placement Agent and the Company (the "Placement Agreement"), or (B) otherwise related to or arising out of the Placement Agent's activities on the Company's behalf pursuant to the Placement Agent's engagement under the Placement Agreement, and the Company shall reimburse any Indemnified Person for all expenses (including, but not limited to, fees and expenses of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding (collectively a "Claim"), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim which is finally judicially determined to have resulted (i) exclusively from the gross negligence or willful misconduct of any person seeking indemnification hereunder, (ii) from information provided by any such person to the Company for the Company's use in connection with the contemplated private placement, or (iii) communication by any such person to purchasers of the Company's securities which are not based upon and consistent with information provided by the Company to the Placement Agent. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Placement Agent's engagement under the Placement Agreement except for any Claim incurred by the Company solely as a direct result of any Indemnified Person's gross negligence or willful misconduct.

The Company further agrees that the Company will not, without the prior written consent of the Placement Agent, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes a legally binding, unconditional, and irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such Claim.

Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution, but failure to so notify the Company shall not relieve the Company from any obligation the Company may have hereunder, unless, and only to the extent that, such failure results in the forfeiture by the Company of substantial rights and defenses, and such failure to so notify the Company will not in any event relieve the Company from any other obligation or liability the Company may have to any Indemnified Person otherwise than under this Agreement. If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that such Indemnified Person reasonably determines in its sole judgment that having common counsel would present such counsel with a conflict of interest or such Indemnified Person concludes that there may be legal defenses available to it or other Indemnified Persons that are different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert cross-claims or counterclaims, or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including, but not limited to, for the fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such defense and to retain its own counsel therefor at its own expense.

The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason, then (whether or not the Placement Agent is the Indemnified Person) the Company and the Placement Agent shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Placement Agent, on the other, in connection with the Placement Agent's engagement by the Company under the Placement Agreement, subject to the limitation that in no event shall the amount of the Placement Agent's contribution to such Claim exceed the amount of fees actually received by the Placement Agent from the Company pursuant to the PIacement Agent's engagement under the Placement Agreement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and the Placement Agent, on the other, with respect to the Placement Agent's engagement under the Placement Agreement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company or the Company's shareholders as the case may be, pursuant to the transaction (whether or not consummated) for which the Placement Agent is engaged to render services bears to (b) the fee paid or proposed to be paid to the Placement Agent in connection with such engagement.

The Placement Agent hereby agrees to save, defend, indemnify and hold the Company and its affiliates, and the directors, officers, partners, shareholders, agents and employees of the Company harmless from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including, but not limited to, fees and expenses of counsel) which are finally judicially determined to have resulted (i) exclusively from the gross negligence or willful misconduct of the Placement Agent or persons acting on its behalf, (ii) from information provided by the Placement Agent to the Company for the Company's use in connection with the contemplated private placement, or (iii) communication by the Placement Agent to purchasers of the Company's securities which are not based upon and consistent with information provided by the Company to the Placement Agent. The provisions of the first through fourth paragraphs above shall apply, mutatis mutandis, to such indemnification.

Our indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity.

Should the Placement Agent, or any of its directors, officers, partners, shareholders, agents or employees, be required or be requested by us to provide documentary evidence or testimony in connection with any proceeding arising from or relating to the Placement Agent's engagement under the Placement Agreement, the Company agrees to pay all reasonable expenses (including, but not limited to, fees and expenses of counsel) in complying therewith, payable in advance.

The Company hereby consents to personal jurisdiction and service of process and venue in any court in which any claim for indemnity is brought by any Indemnified Person.

It is understood that, in connection with the Placement Agent's engagement under the Placement Agreement, the Placement Agent may be engaged to act in one or more additional capacities and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. The provisions of this Agreement shall apply to the original engagement and any such additional engagement and shall remain in full force and effect following the completion or termination of the Placement Agent's engagement(s).

Very truly yours,

MACH ONE CORPORATION

By:

 Name: Weymann Cheng

Title: CEO

CONFIRMED AND AGREED TO: CHARLES MORGAN SECURITIES, INC.

By:

 Paul E. Taboada, President